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                                                  Exhibit 10.15.3


              AMENDMENT TO STEAM PURCHASE AGREEMENT
                             between
               O'BRIEN (NEWARK) COGENERATION, INC.
                               and
                  NEWARK GROUP INDUSTRIES, INC.

     Amendment dated July 18, 1988 to Steam Purchase Agreement between O'Brien (Newark) Cogeneration, Inc. (formerly know as O'Brien Energy Systems IV, Inc.) ("Seller") and Newark Group Industries, Inc. (as assignee of Newark Boxboard Co.) (the "Buyer").
     WHEREAS, Seller and Buyer are parties to a Steam Purchase Agreement dated as of October 3, 1986, as amended on March 8, 1988 (as so amended, "the Agreement"); and
     WHEREAS, Seller and Buyer desire to ratify said Agreement and to make certain modifications thereto.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by both parties, the parties hereto hereby agree as follows:
     1. Section 5.1B(1) of the Agreement is hereby amended by adding the following sentence at the end thereof:
                    "In the event of a sale of the Plant to the Seller pursuant to this Section, Buyer shall be released from any and all liabilities and obligations hereunder arising on or after the sale date."

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     2.   Section 5.1B(3) is hereby amended by adding the
following at the end of the first paragraph thereof:
                    "If the Seller does purchase the Plant
          pursuant to this paragraph, then the Buyer shall be released from any and all liabilities and obligations hereunder arising on and after the sale date."

     3. The first sentence of Section 5.4 of the Agreement is hereby amended by changing the date referred to therein to August 30, 1988 rather than June 30, 1988.
     4. Section 11.2 of the Agreement is hereby amended by adding the following sentence at the end thereof:
                    "Nothing in this Section 11.2 is intended or shall be construed as amending, diminishing or otherwise affecting Buyer's obligation to purchase steam under Article 3 of, and Appendix A to, this Agreement."

     5. Article 17 of the Agreement is hereby amended to provide as follows:
                    "Buyer agrees to provide to Seller and to one or more financial institutions providing Seller with financing annual income statements with regard to the operation by Buyer by its Plant if, and only if, all of such financial institutions covenant and agree to keep confidential all information provided to them pursuant to t his provision. Seller covenants and agrees to keep any and all such information confidential and not to release it to any third party without the prior written consent of the Buyer."

     6. Article 24 of the Agreement is hereby amended to provide as follows:

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                              Article 24
                            Governing Law

               This Agreement will be governed by and interpreted in accordance with the laws of the State of New
          Jersey."

     7. The first two sentences in Appendix A to the Agreement are hereby amended to provide as follows:
               "Required Maximum Output of Steam:
                    75,000 pounds per hour, except during
                    scheduled maintenance outages at the
                    Facility, during which times the required maximum output of Steam shall be that capable of being produced by the back-up facility.

               "Minimum Required Purchase of Steam Per Annum:
                    250,000,000 pounds."

     8. Notwithstanding any provision to the contrary in the Agreement, in the event of a sale of the Plant by the Buyer to the Seller, then the Plant shall be conveyed from the Buyer to the Seller subject to such mortgages, liens or encumbrances as may have been placed by the Buyer on the Plant as permitted by the Ground Lease between the Buyer and the Seller. In the event of a sale of the Cogeneration Facility to the Buyer pursuant to the terms of the Agreement, then the Cogeneration Facility shall be conveyed to the Buyer subject to the liens, encumbrances and mortgage, if then outstanding, granted by O'Brien to National Westminister Bank PLC on the Cogeneration Facility and all mortgages consented to in writing by the Buyer or permitted by the Ground Lease.

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     9.   Except as amended hereby, the Steam Purchase Agreement
remains in full force and effect. O'Brien hereby acknowledged its liability for any and all obligations of the Seller under the Agreement, as hereby amended. The Company hereby acknowledges its liability for any and all obligations of the Buyer under the Agreement, as hereby amended.
     10. Capitalized terms defined in the Agreement and not otherwise defined herein shall have the same meanings herein as in the Agreement.

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     IN WITNESS WHEREOF, the undersigned have executed this
Amendment this 8 day of July, 1988.

                              O'BRIEN (NEWARK) COGENERATION, INC.

                              By: /s/ Sanders D. Newman
                                  Sanders D. Newman, Secretary


                              NEWARK GROUP INDUSTRIES, INC.

                              By: /s/ Connie B. Smith
                                  Connie B. Smith, V.P.

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